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                                                                      EXHIBIT 5

                                  [LETTERHEAD]

                                                              December   , 1996


Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015


Re: $700,000,000 PRINCIPAL AMOUNT OF DEBT SECURITIES
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Ladies and Gentlemen:

I have represented Baxter International Inc., a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933 of $700,000,000 principal amount of debt securities ("Debt Securities") for proposed offer and sale by the Company.

I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates and other papers as I deemed necessary for the purpose of this opinion, including: (1) the form of the indenture between the Company and the indenture trustee ("Indenture"); (2) the forms of Debt Securities; (3) the registration statement of the Company for the registration of the Debt Securities under the Securities Act of 1933 on Form S-3 to which this opinion is attached as Exhibit 5, (the "registration statement"); (4) the Company's report on Form 10-K for the year ended December 31, 1995; (5) its reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996 and (6) its reports on Form 8-K filed during 1996.

Based upon such examination, it is my opinion that upon authorization by the board of directors of the Company of issuances and sales of the Debt Securities as described in the registration statement and supplements to the prospectus in the registration statement, the Debt Securities will be, when issued, valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and subject to general equity principles.


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Baxter International Inc.
December   , 1996
Page 2


I consent to the filing of this opinion as an exhibit to the registration statement and to the reference made to me in the prospectus under the caption "Legal Matters." In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,



J. Patrick Fitzsimmons
Corporate Counsel